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                                                                    EXHIBIT 11b

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading Independent Accountants in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 43 to the registration statement on Form N-1A.




/s/ Price Waterhouse LLP

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036
December 14, 1995